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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Pre-effective Amendment No. 2 to Form S-4 of our report dated February 28, 1997, on our audits of the financial statements, financial statement schedule incorporated by reference and the financial statements included of Keystone Consolidated Industries, Inc. and Subsidiaries. We also consent to the references to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

Dallas, Texas

January 30, 1998